CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Federated Department Stores, Inc.:

We consent to incorporation by reference in this Registration Statement on Form S-8 of Federated Department Stores, Inc. of our report dated March 8, 1993, relating to the consolidated balance sheets of Federated Department Stores, Inc. and subsidiaries as of January 30, 1993 and February 1, 1992, and the related consolidated statements of operations and cash flows and related financial statement schedules for each of the fifty-two week periods ended January 30, 1993, February 1, 1992 and February 2, 1991, which report appears in the
January 30, 1993 Annual Report on Form 10-K of Federated Department Stores,
Inc.

Our report refers to the Company's adoption of "fresh-start reporting" as of February 1, 1992 to reflect the Company's emergence from bankruptcy and the Company's adoption of Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as of February 1, 1992.





                                                  \s\ KPMG Peat Marwick

                                                  KPMG PEAT MARWICK



Cincinnati, Ohio
January 13, 1994